Exhibit 99.1

For Immediate Release	Contact:	Richard H. Wiley
Samsonite Corporation
Phone: (303) 373-6639

Samsonite Reports Second Quarter Results

DENVER, Colorado, September 13, 2006 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today reported revenues for the six months ended July 31, 2006 of $498.5 million compared to revenues of $468.9 million during the same six-month period in the prior year. Operating income for the first six months of the year was $33.1 million compared to $40.2 million during the prior year period. Operating income for the first six months of the year was affected by charges of $4.9 million for the write-off of deferred offering costs related to a postponed secondary stock offering and $4.4 million for operational restructuring activities and associated asset impairment. Loss to common stockholders before the cumulative effect of an accounting change for the first six months of the year was $6.4 million, or $0.03 per share, which compares to net income of $2.6 million, or $0.01 per share, during the prior year period. Net income (loss) to common stockholders included charges of $7.8 million in the current year period and $7.3 million in the prior year period for preferred stock dividends.

For the second quarter of fiscal year 2007, revenues were $257.5 million, operating income was $13.9 million and net loss to common stockholders was $6.0 million or $0.03 per common share. These results compare to revenues of $236.5 million, operating income of $18.0 million and net loss to common stockholders of $1.3 million, or a loss of $0.01 per share, for the second quarter of the prior year.

Adjusted EBITDA (earnings before interest expense, taxes, depreciation and amortization adjusted for preferred stock dividends, certain items of other income and expense, minority interests, stock offering costs, restructuring charges, asset impairment charges, stock-based compensation expense, ERP project expenses, and to include realized currency hedge gains and losses), for the first six months of the current year was $59.9 million versus $55.7 million for the same period in the prior year. Included in the prior year results was $3.2 million of revenue and Adjusted EBITDA from the sale of an apparel trademark for the U.S. market.  Adjusted EBITDA was $30.7 million for the second quarter compared to $26.6 million for the second quarter of the prior year.

Chief Executive Officer, Marcello Bottoli, stated: “I’m very pleased with the Company’s progress on its major initiatives.  Sales growth during the quarter was a robust 8.5% on a constant currency basis with solid progress in each major region.  During the second quarter, the Company also acquired controlling interests in three companies: we entered into a majority-owned joint venture with our Thailand distributor; we acquired a majority interest in the operations of our Australian distributor; and in the U.S. we acquired a majority interest in Lambertson Truex, a premier luxury handbag and shoe designer label.  These investments mark continued progress in the implementation of our long-term business plan.”

Richard Wiley, Chief Financial Officer, commented:  “The Company’s strategy of streamlining its operations while achieving top line growth is resulting in increased Adjusted EBITDA.  Driven by price increases and lower fixed manufacturing and direct product cost, second quarter gross profit margins improved 140 basis points over the prior year to 50.2% and second quarter Adjusted EBITDA increased to $30.7 million, or 15.3% over the prior year quarter.  The improvement in gross margins has been achieved well ahead of our long-term gross margin target of 50%.  The Company’s working capital efficiency and capital structure also continue to improve.  In the last twelve months, average net working capital efficiency improved 330 basis points over the prior year second quarter to 15.7% of sales and the Company repurchased and retired $10.0 million in Senior Subordinated Notes during the quarter.”

Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 10:00 a.m. Eastern Daylight Time on Thursday, September 14, 2006.  Investors and interested members of the public are invited to listen to the discussion.  The dial-in phone numbers are (877) 809-7599 in the U.S./Canada and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 6253524.  The leader of the call is Marcello Bottoli.  If you cannot attend this call, it will be played back through Friday, October 6, 2006.  The playback numbers are (800) 642-1687 in the U.S./Canada and (706) 645-9291 for international calls, and the conference ID # is 6253524.

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

A summary of the Company’s calculation of Adjusted EBITDA, a reconciliation of Adjusted EBITDA to net income (loss), and a summary of the Company’s earnings (losses) under U.S. generally accepted accounting principles are attached as part of this release. As calculated by the Company, “Adjusted EBITDA” includes its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges, restructuring charges and expenses, executive severance, stock-based compensation expense, stock offering costs, and ERP project expenses and to include realized currency hedge gains and losses.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or any other measures of performance and liquidity under generally accepted accounting principles in the U.S. (“GAAP”). Rather, Adjusted EBITDA is a measure of operating performance that investors may consider in addition to such other measures. Adjusted EBITDA provides no information on a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.  Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. The Company believes Adjusted EBITDA is, nevertheless, a measure of operating performance commonly reported and widely used by analysts, investors and other interested parties because it eliminates differences in financial capitalization and tax structures as well as non-cash and non-operating charges to earnings. The Company’s lenders also use EBITDA-based measures, which may differ from Adjusted EBITDA, to test compliance with certain covenants. The Company also believes that disclosure of these figures is meaningful to investors because they provide information about the Company’s operating performance without giving effect to certain charges and costs that are not reflective of ongoing operations, thereby facilitating company-to-company comparisons and analysis of the Company’s results from its core business. These measures are not intended to replace operating income (loss) and net income (loss) as measures of operating performance under GAAP.  The Company also uses Adjusted EBITDA (modified for currency caused fluctuations) for incentive compensation purposes.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect”, and similar expressions (and their negatives).  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements.  These factors include, among others, the risk that the costs associated with restructurings will not result in increased future profitability, events which negatively affect consumer confidence or travel levels; general economic and business conditions, including foreign currency fluctuations, complications associated with our implementation of SAP information management software; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition.  More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Corporation Earnings and Adjusted EBITDA Summary

July 31, 2006 and 2005

(in thousands, except per share data)

	Three months ended		Six months ended
	July 31,		July 31,
	(unaudited)		(unaudited)
	2006	2005	2006	2005

Net sales	$257,506	236,540	498,482	468,898
Cost of goods sold	128,214	121,040	245,959	242,354
Gross profit	129,292	115,500	252,523	226,544

Selling, general and administrative expenses	113,359	97,306	215,686	186,048
Asset impairment	—	—	1,623	—
Amortization of intangible assets	246	152	397	296
Restructuring expense, excluding portion in cost of goods sold	1,755	—	1,755	—
Operating income	13,932	18,042	33,062	40,200

Interest expense and amortization of debt issue costs	(7,197)	(7,784)	(14,273)	(15,613)
Interest income and other income (expense), net	1,090	(4,129)	582	(5,105)

Income before income taxes, minority interests and cumulative effect of an accounting change	7,825	6,129	19,371	19,482
Income tax expense	(7,707)	(2,857)	(13,756)	(7,323)
Minority interests in earnings of subsidiaries	(2,191)	(948)	(4,187)	(2,333)
Income (loss) before cumulative effect of an accounting change	(2,073)	2,324	1,428	9,826
Preferred stock dividends	(3,957)	(3,667)	(7,837)	(7,269)

Income (loss) to common stockholders before cumulative effect of an accounting change	(6,030)	(1,343)	(6,409)	2,557
Cumulative effect of an accounting change	—	—	1,391	—
Net income (loss) to common stockholders	$(6,030)	(1,343)	(5,018)	2,557

Net income (loss) per common share - basic	$(0.03)	(0.01)	(0.02)	0.01
Net income (loss) per common share - diluted	$(0.03)	(0.01)	(0.02)	0.01

Weighted average shares outstanding - basic	227,175	226,600	227,167	226,036
Weighted average shares outstanding - diluted	227,175	226,600	227,167	242,331

Net income (loss) to common stockholders reconciled to Adjusted EBITDA
Net income (loss) to common stockholders	$(6,030)	(1,343)	(5,018)	2,557
Cumulative effect of an accounting change	—	—	(1,391)	—
Preferred stock dividends	3,957	3,667	7,837	7,269
Interest expense and amortization of debt issue costs	7,197	7,784	14,273	15,613
Interest income	(701)	(510)	(1,272)	(846)
Other (income) expense, net	(389)	4,639	690	5,951
Income tax expense	7,707	2,857	13,756	7,323
Minority interests in earnings of subsidiaries	2,191	948	4,187	2,333
Depreciation expense	4,830	4,595	9,965	9,095
Amortization of intangible assets	246	152	397	296
Restructuring charges and expenses	2,798	—	2,798	—
Realized currency hedge gains	58	625	58	625
Asset impairment	—	—	1,623	—
ERP project expense	2,449	1,836	4,054	2,005
Write-off of deferred stock offering costs	4,931	—	4,931	—
Stock-based compensation expense	1,474	1,392	3,042	3,510
Adjusted EBITDA	$30,718	26,642	59,930	55,731